CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our report dated February 10, 1997, with respect to the financial statements of Commercial Assets, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                               ERNST & YOUNG LLP

Phoenix, Arizona
March 26, 1997